The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Certification

In connection with the Series One and the American Growth Cannabis Fund Semi-Annual Report of American Growth Fund, Inc. (the Registrant) on Form N-CSRS for the 6 months ended January 31, 2022, as filed with the Securities and Exchange Commission on March 30, 2022 (the Report), I, Timothy E. Taggart, Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Timothy E. Taggart
Principal Executive Officer of American Growth Fund, Inc.
Principal Financial Officer of American Growth Fund, Inc.

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